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Peat Marwick LLP
Suite 2000
1211 South West Fifth Avenue
Portland, OR 97204

                                                                    Exhibit 23.2




              Consent of Independent Certified Public Accountants
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The Board of Directors
Thrifty PayLess Holdings, Inc.


We consent to the use of our audit report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                      /s/ KPMG Peat Marwick LLP


Portland, Oregon
November 8, 1996